                                AMENDMENT NO. 5
                          TO THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN

                            (Investor Class Shares)

   The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective March 27, 2006, as follows:

WHEREAS, the parties desire to amend the Plan to reflect the merger of AIM Blue Chip Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                      TO
                           THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN
                            (INVESTOR CLASS SHARES)

                        (DISTRIBUTION AND SERVICE FEES)

   The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                                Minimum
                                                 Asset
                                                 Based  Maximum  Maximum
                                                 Sales  Service Aggregate
       AIM EQUITY FUNDS                         Charge    Fee      Fee
       ----------------                         ------- ------- ---------
       Portfolio - Investor Class Shares
       AIM Capital Development Fund............   0.00%  0.25%    0.25%
       AIM Large Cap Basic Value Fund..........   0.00%  0.25%    0.25%

                                                Minimum
                                                 Asset
                                                 Based  Maximum  Maximum
                                                 Sales  Service Aggregate
       AIM INTERNATIONAL MUTUAL FUNDS           Charge    Fee      Fee
       ------------------------------           ------- ------- ---------
       Portfolio - Investor Class Shares
       AIM International Core Equity Fund......   0.00%  0.25%    0.25%

                                                Minimum
                                                 Asset
                                                 Based  Maximum  Maximum
       AIM INVESTMENT FUNDS                      Sales  Service Aggregate
       --------------------                     ------- ------- ---------
       Portfolio - Investor Class Shares        Charge    Fee      Fee
       AIM Global Health Care Fund.............   0.00%  0.25%    0.25%

                                                Minimum
                                                 Asset
                                                 Based  Maximum  Maximum
                                                 Sales  Service Aggregate
       AIM SECTOR FUNDS                         Charge    Fee      Fee
       ----------------                         ------- ------- ---------
       Portfolio - Investor Class Shares
       AIM Energy Fund.........................  0.00%   0.25%    0.25%
       AIM Financial Services Fund.............  0.00%   0.25%    0.25%
       AIM Gold & Precious Metals Fund.........  0.00%   0.25%    0.25%
       AIM Leisure Fund........................  0.00%   0.25%    0.25%
       AIM Utilities Fund......................  0.00%   0.25%    0.25%

                                                Minimum
                                                 Asset
                                                 Based  Maximum  Maximum
                                                 Sales  Service Aggregate
       AIM STOCK FUNDS                          Charge    Fee      Fee
       ---------------                          ------- ------- ---------
       Portfolio - Investor Class Shares
       AIM S&P 500 Index Fund..................  0.00%   0.25%    0.25%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: March 27, 2006